Exhibit 99.2

111 Huntington Avenue

Boston, MA 02199

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Michael Walsh	Marilynn Meek – General Info.
Senior Vice President, Finance	(212) 827-3773
(617) 236-3410

Kathleen DiChiara

Investor Relations Manager

(617) 236-3343

BOSTON PROPERTIES, INC. ANNOUNCES

THIRD QUARTER 2006 RESULTS

Reports diluted FFO per share of $1.16                         Reports diluted EPS of $0.91

BOSTON, MA, October 24, 2006 – Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the third quarter ended September 30, 2006.

Funds from Operations (FFO) for the quarter ended September 30, 2006 were $137.3 million, or $1.19 per share basic and $1.16 per share diluted. This compares to FFO for the quarter ended September 30, 2005 of $123.7 million, or $1.11 per share basic and $1.07 per share diluted. The weighted average number of basic and diluted shares outstanding totaled 115,431,903 and 120,726,865, respectively, for the quarter ended September 30, 2006 and 111,775,512 and 119,176,703, respectively, for the quarter ended September 30, 2005.

Net income available to common shareholders was $108.0 million for the three months ended September 30, 2006, compared to $57.6 million for the quarter ended September 30, 2005. Net income available to common shareholders per share (EPS) for the quarter ended September 30, 2006 was $0.93 basic and $0.91 on a diluted basis. This compares to EPS for the third quarter of 2005 of $0.51 basic and $0.50 on a diluted basis. EPS for the quarter ended September 30, 2006 includes $0.28, on a diluted basis, related to (1) gains on sales of real estate of $0.15 and (2) our share of the gain on sale of 265 Franklin Street of $0.13, which is included in income from unconsolidated joint ventures.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended September 30, 2006. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of September 30, 2006, the Company’s portfolio consisted of 128 properties comprising approximately 42.5 million square feet, including five properties under construction totaling 1.2 million square feet and two hotels. The overall percentage of leased space for the 121 properties in service as of September 30, 2006 was 93.8%.

1

Significant events of the third quarter include:

•	During July 2006, the Company placed-in-service its Capital Gallery expansion project, consisting of a ten-story addition totaling approximately 319,000 net rentable square feet of Class A office space located in Washington, D.C. The Company has leased 97% of the space.

•	On August 1, 2006, the Company used available cash to repay the construction financing and permanent financing totaling approximately $34.0 million and $49.7 million, respectively, collateralized by the Capital Gallery property in Washington, D.C. The construction financing bore interest at a variable rate equal to LIBOR plus 1.65% per annum and was scheduled to mature in February 2008. The permanent financing bore interest at a fixed rate equal to 8.24% per annum and was scheduled to mature on August 15, 2006.

•	On August 3, 2006, the Company amended and restated its $605.0 million Unsecured Line of Credit by extending the maturity date from October 30, 2007 to August 3, 2010, with a provision for a one-year extension at the option of the Company, subject to certain conditions, and by reducing the per annum variable interest rate on outstanding balances from Eurodollar plus 0.65% to Eurodollar plus 0.55% per annum. A facility fee equal to 15 basis points per annum is payable in quarterly installments. The interest rate and facility fee are subject to adjustment in the event of a change in the Company’s Operating Partnership’s unsecured debt ratings. The Unsecured Line of Credit contains a competitive bid option that allows banks that are part of the lender consortium to bid to make loan advances to the Company at a reduced Eurodollar rate.

•	On August 10, 2006, the Company acquired 3200 Zanker Road, an approximately 544,000 net rentable square foot Class A office complex located in San Jose, California, at a purchase price of approximately $126.0 million. The acquisition was financed with available cash. 3200 Zanker Road is currently 100% leased with an average rental rate that is below market. The Company projects this property’s 2007 Unleveraged FFO Return to be 6.9% and 2007 Unleveraged Cash Return to be 5.9%. The calculation of these returns and related disclosures are presented on the accompanying table entitled “Projected 2007 Returns on Acquisition.” There can be no assurance that actual returns will not differ materially from these projections.

•	On August 31, 2006, the Company’s Value-Added Fund acquired One and Two Circle Star Way, a 208,000 net rentable square foot office complex located in San Carlos, California, at a purchase price of approximately $63.5 million. The acquisition was financed with new mortgage indebtedness totaling $42.0 million and approximately $21.5 million in cash, of which the Company’s share was approximately $5.4 million. The mortgage financing requires interest-only payments at a fixed interest rate of 6.57% per annum and matures in September 2013.

•	On September 1, 2006, the Company used available cash to repay the mortgage loan collateralized by its Montvale Center property located in Gaithersburg, Maryland totaling approximately $6.6 million using available cash. There was no prepayment penalty associated with the repayment. The mortgage loan bore interest at a fixed rate of 8.59% per annum and was scheduled to mature on December 1, 2006.

2

•	On September 15, 2006, a joint venture in which the Company has a 35% interest sold 265 Franklin Street, a Class A office property with approximately 347,000 net rentable square feet located in Boston, Massachusetts, at a sale price of approximately $170.0 million ($490 psf). Net cash proceeds totaled approximately $108.3 million, of which the Company’s share was approximately $37.9 million, after the repayment of mortgage indebtedness of approximately $60.8 million and closing costs of approximately $0.9 million.

•	On September 18, 2006, the Company commenced construction of 77 Fourth Avenue, a Class A office project with approximately 210,000 net rentable square feet, located in Waltham, Massachusetts. The Company expects the development to be available for occupancy in the first quarter of 2008.

•	During the three months ended September 30, 2006, the Company signed new qualifying leases for 26,681 net rentable square feet of its 74,340 net rentable square foot master lease obligation related to the sale of 280 Park Avenue resulting in the recognition of approximately $21.0 million as gain on sale of real estate. The Company had deferred approximately $67.3 million of the gain on sale of 280 Park Avenue, which amount represented the maximum obligation under the master lease.

Transactions completed subsequent to September 30, 2006:

•	On October 2, 2006, the Company used available cash to repay the mortgage loan collateralized by its Embarcadero Center Three property located in San Francisco, California totaling approximately $133.4 million. There was no prepayment penalty associated with the repayment. The mortgage loan bore interest at a fixed rate of 6.40% per annum and was scheduled to mature on January 1, 2007.

EPS and FFO per Share Guidance:

The Company’s guidance for the fourth quarter 2006 and full year 2007 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. In addition to the assumptions described below the table, the guidance for the full year 2007 assumes that the Company’s Board of Directors declares a special dividend in the amount of $5.25 per common share/unit in December 2006, payable by the end of January 2007, relating to the gain on sale of 280 Park Avenue; there can be no assurance, however, as to the exact amount or timing of this special dividend.

	Fourth Quarter 2006			Full Year 2007
	Low	-	High	Low	-	High
Projected EPS (diluted)	$0.63	-	$0.64	$2.33	-	$2.48
Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.51	-	0.51	2.07	-	2.07

Projected FFO per Share (diluted)	$1.14	-	$1.15	$4.40	-	$4.55

3

Except as otherwise noted above, the foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and earnings impact of the events referenced in this release. The estimates do not include possible future gains or losses or the impact on operating results from possible future property acquisitions or dispositions. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Boston Properties will host a conference call tomorrow, October 25, 2006 at 10:00 AM Eastern Time, open to the general public, to discuss the third quarter 2006 results, the fourth quarter 2006 and 2007 projections and related assumptions, and other related matters that may be of interest to investors. The number to call for this interactive teleconference is (800) 240-4186 (Domestic) or (303) 275-2170 (International); no passcode required. A replay of the conference call will be available through November 1, 2006 by dialing (800) 405-2236 (Domestic) or (303) 590-3000 (International) and entering the passcode 11072412. There will also be a live audio webcast of the call which may be accessed on the Company’s website at www.bostonproperties.com in the Investor Relations section, through www.fulldisclosure.com for individual investors, or through the password-protected event management site, www.streetevents.com, for institutional investors. Shortly after the call a replay of the webcast and a podcast will be available on the Company’s website, www.bostonproperties.com, in the Investor Relations section, and archived for up to twelve months following the call.

Additionally, a copy of Boston Properties’ third quarter 2006 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com. These materials are also available by contacting Investor Relations at (617) 236-3322 or by written request to:

Investor Relations

Boston Properties, Inc.

111 Huntington Avenue, Suite 300

Boston, MA 02199-7610

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office properties and also includes two hotels. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in five markets – Boston, Midtown Manhattan, Washington, D.C., San Francisco and Princeton, N.J.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the costs and availability of financing (including the impact of interest rates on our hedging program), the effects of local economic and market conditions, the effects of acquisitions and dispositions (including the exact amount and timing of any related special dividend and possible impairment charges) on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

4

Boston Properties does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, including its guidance for the fourth quarter of 2006 and full fiscal year 2007.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
	(in thousands, except for per share amounts) (unaudited)
Revenue
Rental:
Base rent	$273,034	$274,523	$826,587	$830,630
Recoveries from tenants	45,954	43,983	138,653	129,156
Parking and other	14,431	13,470	42,479	41,516

Total rental revenue	333,419	331,976	1,007,719	1,001,302
Hotel revenue	19,847	17,453	51,864	47,115
Development and management services	4,558	4,923	14,164	13,596
Interest and other	14,636	4,742	25,166	9,289

Total revenue	372,460	359,094	1,098,913	1,071,302

Expenses
Operating:
Rental	111,594	111,112	334,440	326,051
Hotel	13,899	12,260	38,146	35,564
General and administrative	12,739	13,270	43,177	42,335
Interest	73,571	75,700	226,837	233,287
Depreciation and amortization	71,548	65,717	206,307	200,539
Losses from early extinguishments of debt	208	—	32,132	12,896

Total expenses	283,559	278,059	881,039	850,672

Income before minority interest in property partnership, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate and discontinued operations	88,901	81,035	217,874	220,630
Minority interest in property partnership	—	1,527	2,013	4,651
Income from unconsolidated joint ventures	20,200	1,117	23,167	3,299

Income before minority interest in Operating Partnership, gains on sales of real estate and discontinued operations	109,101	83,679	243,054	228,580
Minority interest in Operating Partnership	(19,028)	(26,874)	(46,261)	(57,140)

Income before gains on sales of real estate and discontinued operations	90,073	56,805	196,793	171,440
Gains on sales of real estate, net of minority interest	17,889	—	604,200	103,384

Income before discontinued operations	107,962	56,805	800,993	274,824
Discontinued operations:
Income from discontinued operations, net of minority interest	—	746	—	1,180
Gains on sales of real estate from discontinued operations, net of minority interest	—	—	—	8,397

Net income available to common shareholders	$107,962	$57,551	$800,993	$284,401

Basic earnings per common share:
Income available to common shareholders before discontinued operations	$0.93	$0.51	$6.88	$2.48
Discontinued operations, net of minority interest	—	—	—	0.08

Net income available to common shareholders	$0.93	$0.51	$6.88	$2.56

Weighted average number of common shares outstanding	115,432	111,776	113,989	110,915

Diluted earnings per common share:
Income available to common shareholders before discontinued operations	$0.91	$0.50	$6.74	$2.43
Discontinued operations, net of minority interest	—	—	—	0.08

Net income available to common shareholders	$0.91	$0.50	$6.74	$2.51

Weighted average number of common and common equivalent shares outstanding	117,728	114,090	116,365	113,195

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2006	December 31, 2005
	(in thousands, except for share amounts)
	(unaudited)
ASSETS
Real estate	$9,040,264	$8,724,954
Construction in progress	57,392	177,576
Land held for future development	210,336	248,645
Less: accumulated depreciation	(1,372,826)	(1,265,073)

Total real estate	7,935,166	7,886,102
Cash and cash equivalents	1,049,026	261,496
Cash held in escrows	21,436	25,618
Tenant and other receivables, net of allowance for doubtful accounts of $2,509 and $2,519, respectively	42,128	52,668
Accrued rental income, net of allowance of $922 and $2,638, respectively	310,560	302,356
Deferred charges, net	263,675	242,660
Prepaid expenses and other assets	72,033	41,261
Investments in unconsolidated joint ventures	83,485	90,207

Total assets	$9,777,509	$8,902,368

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Mortgage notes payable	$2,811,953	$3,297,192
Unsecured senior notes, net of discount	1,471,370	1,471,062
Unsecured exchangeable senior notes	450,000	—
Unsecured line of credit	—	58,000
Accounts payable and accrued expenses	103,581	109,823
Dividends and distributions payable	95,607	107,643
Accrued interest payable	45,703	47,911
Other liabilities	236,350	154,123

Total liabilities	5,214,564	5,245,754

Commitments and contingencies	—	—

Minority interests	746,416	739,268

Stockholders' equity:
Excess stock, $.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $.01 par value, 50,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 250,000,000 shares authorized, 116,675,935 and 112,621,162 shares issued and 116,597,035 and 112,542,262 shares outstanding in 2006 and 2005, respectively	1,166	1,125
Additional paid-in capital	3,068,952	2,745,719
Earnings in excess of dividends	749,940	182,105
Treasury common stock, at cost	(2,722)	(2,722)
Accumulated other comprehensive loss	(807)	(8,881)

Total stockholders' equity	3,816,529	2,917,346

Total liabilities and stockholders' equity	$9,777,509	$8,902,368

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

	Three months ended September 30,			Nine months ended September 30,
	2006		2005	2006		2005
	(in thousands, except for per share amounts)
	(unaudited)
Net income available to common shareholders	$107,962		$57,551	$800,993		$284,401

Add:
Minority interest in Operating Partnership	19,028		26,874	46,261		57,140
Less:
Minority interest in property partnership	—		1,527	2,013		4,651
Income from unconsolidated joint ventures	20,200		1,117	23,167		3,299
Gains on sales of real estate, net of minority interest	17,889		—	604,200		103,384
Income from discontinued operations, net of minority interest	—		746	—		1,180
Gains on sales of real estate from discontinued operations, net of minority interest	—		—	—		8,397

Income before minority interest in property partnership, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate and discontinued operations	88,901		81,035	217,874		220,630

Add:
Real estate depreciation and amortization (2)	73,408		67,702	211,855		206,489
Income from discontinued operations	—		890	—		1,410
Income from unconsolidated joint ventures	2,283	(3)	1,117	5,250	(3)	3,299
Less:
Minority interest in property partnership's share of funds from operations	—		(32)	479		(1)
Preferred distributions	1,912		3,200 (4)	7,987		9,820 (4)

Funds from operations (FFO)	162,680		147,576	426,513		422,009

Add:
Losses from early extinguishments of debt associated with the sales of real estate	—		—	31,444		11,041

Funds from operations after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate	162,680		147,576	457,957		433,050
Less:
Minority interest in the Operating Partnership's share of funds from operations after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate	25,404		23,905	72,105		70,770

Funds from operations available to common shareholders after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate	$137,276		$123,671	$385,852		$362,280

Our percentage share of funds from operations - basic	84.38%		83.80%	84.26%		83.66%

Weighted average shares outstanding - basic	115,432		111,776	113,989		110,915

FFO per share basic after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate	$1.19		$1.11	$3.38		$3.27

FFO per share basic	$1.19		$1.11	$3.15		$3.18

Weighted average shares outstanding - diluted	120,727		119,177	120,454		118,461

FFO per share diluted after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate	$1.16		$1.07	$3.29		$3.16

FFO per share diluted	$1.16		$1.07	$3.07		$3.08

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies. Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

In addition to presenting FFO in accordance with the NAREIT definition, we also disclose FFO after a specific and defined supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate. The adjustment to exclude losses from early extinguishments of debt results when the sale of real estate encumbered by debt requires us to pay the extinguishment costs prior to the debt’s stated maturity and to write-off unamortized loan costs at the date of the extinguishment. Such costs are excluded from the gains on sales of real estate reported in accordance with GAAP. However, we view the losses from early extinguishments of debt associated with the sales of real estate as an incremental cost of the sale transactions because we extinguished the debt in connection with the consummation of the sale transactions and we had no intent to extinguish the debt absent such transactions. We believe that this supplemental adjustment more appropriately reflects the results of our operations exclusive of the impact of our sale transactions.

Although our FFO as adjusted clearly differs from NAREIT’s definition of FFO, and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance because we believe that, by excluding the effects of the losses from early extinguishments of debt associated with the sales of real estate, management and investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO.

Neither FFO nor FFO as adjusted should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance. Neither FFO nor FFO as adjusted represents cash generated from operating activities determined in accordance with GAAP, and neither is a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO and FFO as adjusted should be compared with our reported net income and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from the Consolidated Statements of Operations of $71,548, $65,717, $206,307 and $200,539, our share of unconsolidated joint venture real estate depreciation and amortization of $2,253, $2,188, $6,837 and $6,380 and depreciation and amortization from discontinued operations of $0, $190, $0 and $749, less corporate related depreciation and amortization of $393, $393, $1,289 and $1,179 for the three months and nine months ended September 30, 2006 and 2005, respectively.
(3)	Excludes approximately $17.9 million related to our share of the gain on sale and related loss from early extinguishment of debt associated with the sale of 265 Franklin Street.
(4)	Excludes approximately $12.1 million of income allocated to the holders of Series Two Preferred Units to account for their right to participate on an as-converted basis in the special dividend that followed previously completed sales of real estate.

BOSTON PROPERTIES, INC.

PROJECTED 2007 RETURNS ON ACQUISITION

3200 Zanker Road
(dollars in thousands)
Base rent and recoveries from tenants	$9,515
Straight-line rent	154
Fair value lease revenue	1,143

Total rental revenue	10,812

Operating Expenses	2,116

Revenue less Operating Expenses	8,696

Depreciation and amortization	(2,162)

Net income	$6,534

Add:
Depreciation and amortization	2,162

Unleveraged FFO	$8,696

Less:
Straight-line rent	(154)
Fair value lease revenue	(1,143)

Unleveraged Cash	$7,399

Cash	$118,500
Closing costs	250
Tenant and capital improvements	7,571

Total Investment	$126,321
Total Investment Per Square Foot of Net Rentable Building Area	$232

Unleveraged FFO Return (1)	6.9%

Unleveraged Cash Return (2)	5.9%

(1)	Unleveraged FFO Return is determined by dividing the Unleveraged FFO (based on the projected results for the year ending December 31, 2007) by Total Investment. Other real estate companies may calculate this return differently. Management believes projected Unleveraged FFO Return is a useful measure in the real estate industry when determining the appropriate purchase price for a property or estimating a property's value. When evaluating acquisition opportunities, management considers, among other factors, projected Unleveraged FFO Return because it excludes, among other items, interest expense (which may vary depending on the level of corporate debt or property-specific debt), as well as depreciation and amortization expense (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates). In addition, management considers its cost of capital and available financing alternatives in making decisions concerning acquisitions.
(2)	Unleveraged Cash Return is determined by dividing the Unleveraged Cash (based on the projected results for the year ending December 31, 2007) by Total Investment. Other real estate companies may calculate this return differently. Management believes that projected Unleveraged Cash Return is also a useful measure of a property's value when used in addition to Unleveraged FFO Return because, by eliminating the effect of straight-lining of rent and the SFAS No. 141 treatment of in-place above- and below-market leases, it enables an investor to assess the cash on cash return from the property over the forecasted period.

Management is presenting these projected returns and related calculations to assist investors in analyzing the Company's recent acquisition. Management does not intend to present this data for any other purpose, for any other period or for its other properties, and is not intending for these measures to otherwise provide information to investors about the Company's financial condition or results of operations. The Company does not undertake a duty to update any of these projections.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	September 30, 2006	December 31, 2005
Greater Boston	90.5%	89.9%
Greater Washington, D.C.	96.3%	97.2%
Midtown Manhattan	99.9%	98.3%
Princeton/East Brunswick, NJ	88.0%	86.9%
Greater San Francisco	89.6%	90.8%

Total Portfolio	93.8%	93.8%

	% Leased by Type
	September 30, 2006	December 31, 2005
Class A Office Portfolio	94.4%	93.7%
Office/Technical Portfolio	84.5%	97.6%

Total Portfolio	93.8%	93.8%